EXHIBIT 32
CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Teachers Insurance and Annuity Association of America, do hereby certify, to such officer’s knowledge, that:
The quarterly report on Form 10-Q of the TIAA Real Estate Account (the “Account”) for the quarter ended September 30, 2022 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Account.

November 4, 2022	/s/ Christine E. Dugan
Christine E. Dugan
Executive Vice President and Product General Manager –Institutional Lifetime Income, Teachers Insurance and Annuity Association of America
(Principal Executive Officer)

November 4, 2022	/s/ Christopher Baraks
Christopher Baraks
Senior Vice President, Interim Chief Accounting Officer and Corporate Controller of Teachers Insurance and Annuity Association of America
(Principal Financial and Accounting Officer)
A signed original of this written statement required by Section 906 has been provided to the TIAA Real Estate Account and will be retained by the Account and furnished to the Securities and Exchange Commission or its staff upon request.